CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2017, with respect to the financial statements and supplemental schedule of the ITW Bargaining Savings and Investment Plan (the Plan) on Form 11-K for the period ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statement of Illinois Tool Works Inc. on Form S-8 (File No. 333-69542, effective September 18, 2001).
By: /s/ Grant Thornton LLP
Chicago, IL
June 26, 2017